UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2023

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-33526	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Promenade du Centropolis Suite 100
Laval, Quebec, Canada		H7T 0A3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 687-2262

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	NEPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends Neptune Wellness Solutions Inc.'s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2023 (the “Initial Form 8-K”). This Form 8-K/A is being filed to disclose the execution of an Amendment to the Invoice Purchase and Security Agreement (the "Amendment"), dated as of April 21, 2023, by and between Sprout Foods, Inc. ("Sprout") and Alterna Capital Solutions LLC (the "Lender"), and a related Inventory Finance Rider (the "Rider"), dated as of April 21, 2023, by and between Sprout and the Lender.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 21, 2023, Sprout, a subsidiary of the Company, entered into the Amendment and the Rider. The Amendment was entered into to revise the definition of "Collateral" pursuant to the Invoice Purchase and Security Agreement, dated as of January 20, 2023 (the "PSA"), to include all of Sprout's inventory, and to increase the maximum amount that potentially able to be deployed by the Lender pursuant to the PSA and the Rider to $7,500,000. Pursuant to the Rider, the PSA was extended to provide for advances secured by the inventory of Sprout.

Subject to the Lender's discretion and the terms and conditions of the Rider and the PSA, the Lender may make advances to Sprout of an aggregate amount up to and not to exceed, as of any date of determination of (i) 50% of Eligible Inventory (as defined in the Rider) valued at the lower of cost or market value, or (ii) 75% of the net orderly liquidation value of the Eligible Inventory.

The PSA and the Rider provide for the payment of fees by Sprout, including a funds usage fee of prime plus 1% with a minimum interest rate of 8% per annum, and includes customary representations and warranties, indemnification provisions, covenants and events of default. Subject in some cases to cure periods, amounts outstanding under the PSA may be accelerated for typical defaults including, but not limited to, the failure to make when due payments, the failure to perform any covenant, the inaccuracy of representations and warranties, the occurrence of debtor-relief proceedings and the occurrence of liens against the purchased accounts receivable and collateral.

The Rider's initial term is for the term of the PSA, which is twelve (12) months from January 20, 2023, followed by automatic annual renewal terms unless Sprout provides written notice pursuant to the PSA prior to the end of any term.

The foregoing summary of the Amendment and the Rider do not purport to be complete and are qualified in their entirety by reference to the text of the Amendment and Rider, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 10, 2023, the Company issued a press release announcing the execution of the Amendment and the Rider. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Amendment to Invoice Purchase and Security Agreement between Sprout Foods, Inc. and the Lender dated effective April 21, 2023
10.2	Inventory Finance Rider between Sprout Foods, Inc. and the Lender, dated effective April 21, 2023
99.1	Press release, dated May 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neptune Wellness Solutions Inc.

Date:	May 10, 2023	By:	/s/ Raymond Silcock
Raymond Silcock Chief Financial Officer